Exhibit 99.1

Rainbow National Services LLC

CONSOLIDATED FINANCIAL STATEMENTS

 Three and Six Months Ended June 30, 2005 and 2004

Rainbow National Services LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
Current Assets:

Cash and cash equivalents	$122,288	$75,397
Accounts receivable, trade (less allowance for doubtful accounts of $4,352 and $4,720)	99,758	103,210
Accounts receivable-affiliates, net	1,487	1,602
Feature film inventory, net	94,323	92,272
Prepaid expenses and other current assets	7,789	8,582
Deferred tax asset	1,461	1,563
Total current assets	327,106	282,626

Other receivables	15,664	18,145
Property and equipment, net of accumulated depreciation of $37,503 and $46,582	10,808	13,121
Due from affiliate, net	—	155,567
Feature film inventory, net	355,693	344,809
Deferred carriage fees, net	85,854	93,014
Deferred financing and other costs, net of accumulated amortization of $2,821 and $2,209	24,675	26,287
Affiliation agreements, net of accumulated amortization of $252,063 and $229,527	345,093	367,629
Other intangibles assets, net of accumulated amortization of $29,074 and $23,752	70,377	75,699
Excess costs over fair value of net assets acquired	22,367	22,367
	$1,257,637	$1,399,264
LIABILITIES AND MEMBER’S DEFICIENCY

Current Liabilities:

Accounts payable	$19,655	$18,430
Accrued liabilities:
Interest	29,201	31,543
Employee related costs	4,624	7,054
Deferred carriage fees payable	16,426	16,482
Other accrued expenses	12,420	12,640
Accounts payable to affiliates, net	9,476	11,661
Feature film obligations	74,674	79,088
Deferred revenue	1,259	1,644
Current portion of capital lease obligations	1,515	1,500
Current portion of bank debt	6,000	4,500
Total current liabilities	175,250	184,542

Feature film rights payable	333,086	321,819
Capital lease obligations	816	1,536
Senior notes	298,072	297,938
Senior subordinated notes	496,426	496,231
Bank debt	592,500	595,500
Preferred membership interests	—	350,000
Other liabilities	9,276	7,319
Deferred tax liability, net	105,211	115,203
Total liabilities	2,010,637	2,370,088
Commitments and contingencies

Member’s deficiency	(753,000)	(970,824)

	$1,257,637	$1,399,264

See accompanying notes to

 consolidated financial statements.

Rainbow National Services LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues, net	$135,511	$129,580	$270,564	$255,861
Expenses:
Technical and operating (excluding depreciation and amortization shown below)	43,062	31,877	78,118	65,109
Selling, general and administrative	44,651	39,798	81,670	74,057
Depreciation and amortization	15,261	19,533	30,618	39,102
	102,974	91,208	190,406	178,268
Operating income	32,537	38,372	80,158	77,593
Other income (expense):
Interest expense	(29,947)	(202)	(59,068)	(292)
Interest income	826	36	1,319	52
Miscellaneous, net	(5)	(2)	(24)	(11)
	(29,126)	(168)	(57,773)	(251)
Income before income taxes	3,411	38,204	22,385	77,342
Income tax (expense) benefit	4,339	(14,556)	(2,843)	(29,358)
Net income	$7,750	$23,648	$19,542	$47,984

See accompanying notes to

 consolidated financial statements.

Rainbow National Services LLC

CONSOLIDATED STATEMENT OF MEMBER’S DEFICIENCY

Six Months Ended June 30, 2005

(Dollars in thousands)

(unaudited)

Balance, December 31, 2004	$(970,824)

Recontribution and conversion of redeemable preferred membership interests	350,000
Deemed capital distribution due to conversion of intercompany receivable balance	(155,567)
Cash distribution to Parent	(10,000)
Deemed capital contributions	13,849
Net income	19,542
Balance, June 30, 2005	$(753,000)

See accompanying notes to

consolidated financial statements.

Rainbow National Services LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2005 and 2004

(Dollars in thousands)

(unaudited)

	2005	2004
Cash flows from operating activities:
Net income	$19,542	$47,984
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	30,618	39,102
Cablevision stock compensation plan expense allocations	2,047	606
Amortization of feature film inventory	47,652	39,136
Write-off of feature film inventory	—	297
Amortization of deferred carriage fees	7,466	8,991
Amortization of deferred financing, discounts on indebtedness, and deferred other costs	1,941	42
Deferred income tax benefit	(9,890)	(4,967)
Changes in assets and liabilities:
Accounts receivable, trade, net	3,452	(6,849)
Accounts receivable-affiliates, net	115	10,167
Prepaid expenses and other assets	3,274	164
Feature film inventory	(60,587)	(118,319)
Deferred carriage fees	(474)	(10,507)
Accounts payable and accrued expenses	(4,012)	5,182
Accounts payable-affiliates, net	9,563	26,159
Feature film obligations	6,854	70,816
Other long-term liabilities	1,957	704
Net cash provided by operating activities	59,518	108,708

Cash flows from investing activities:
Advances to affiliates	—	(101,922)
Capital expenditures	(242)	(185)
Cash used in investing activities	(242)	(102,107)

Cash flows from financing activities:
Distribution to Parent	(10,000)	—
Repayment of bank debt	(1,500)	—
Payments on capital lease obligations	(885)	(1,620)
Cash used in financing activities	(12,385)	(1,620)

Net increase in cash and cash equivalents	46,891	4,981

Cash and cash equivalents at beginning of period	75,397	100
Cash and cash equivalents at end of period	$122,288	$5,081

See accompanying notes to

consolidated financial statements.

Rainbow National Services LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (Dollars in thousands)

(unaudited)

NOTE 1.                                                 BUSINESS

In July 2004, Cablevision Systems Corporation (“Cablevision”) formed Rainbow National Services LLC (the “Company”).  The Company is a holding company with no independent operations.  Its subsidiaries include entities that principally own certain nationally distributed 24-hour entertainment services operated as integral parts of Cablevision, including AMC, WE: Women’s Entertainment (“WE”) and The Independent Film Channel (“IFC”).  The Company’s consolidated financial statements have been derived from the consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations.  The financial position, results of operations and cash flows of the Company could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision.

NOTE 2.                                                 BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP”) and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information as required by the Company’s indentures even though the Company is not a reporting company under the Securities Exchange Act of 1934.  Accordingly, these statements do not include all the information and notes required for complete financial statements.

The financial statements as of June 30, 2005 and for the three and six months ended June 30, 2005 and 2004 presented herein are unaudited; however, in the opinion of management, such statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.  All significant intercompany transactions and balances have been eliminated in consolidation.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2005.

The interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2004.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.                                                 RECLASSIFICATIONS

The Company reclassified $101,922 relating to intercompany advances from cash flows provided by operating activities to cash flows used in investing activities in the 2004 statement of cash flows.  This reclassification is consistent with the same reclassification made in the audited consolidated statement of cash flows for the year ended December 31, 2004.

NOTE 4.                                                 CASH FLOWS

For purposes of the consolidated statements of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

During the six months ended June 30, 2005 and 2004, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Six Months Ended June 30,
	2005	2004
Non-Cash Investing and Financing Activities:
Other distributions to affiliates, net	$(155,567)	$(1,392)
Deemed contributions from affiliate related to current income taxes	11,802	33,233
Recontribution and conversion of redeemable preferred membership interests	350,000	—
Capital lease obligations	180	—
Stock compensation plan expense allocation from affiliates	2,047	606

Supplemental Data:
Cash interest paid	59,469	292
Income taxes paid	852	664

During the three month period ended March 31, 2005, $155,567 of amounts due from Rainbow Media Holdings LLC were converted to equity and recorded as a deemed capital distribution.

During the three months ended March 31, 2004, the Company recorded a non-cash equity distribution of $1,392 to Rainbow Media Holdings LLC to reflect the resolution of certain film rights agreements associated with Rainbow Media Holdings LLC’s sale of an affiliate in 2002.

NOTE 5.                                                 RECENTLY ISSUED ACCOUNTING STANDARDS

In December 2004, the Financial Accounting Standards Board (“FASB”) issued a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation, Statement No. 123R.  Statement No. 123R supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance and it establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  Statement No. 123R also requires that the benefits associated with the tax deductions in excess of recognized compensation cost be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after the effective date in which the excess tax deductions result in a reduction of income taxes payable.  The effective date of Statement No. 123R is the first reporting period beginning after June 15, 2005, which is third quarter 2005 for calendar year companies, although early adoption is allowed.  However, in April 2005, the Securities and Exchange Commission (“SEC”) announced that the required effective date of Statement No. 123R will be suspended until January 1, 2006, for calendar year companies.  Cablevision has not yet determined the method of adoption or the effect that the adoption will have on its financial position or results of operations which will in turn affect the amounts that Cablevision allocates to the Company.

In March 2005, the SEC staff issued guidance on Statement No. 123R, Share-Based Payments.  Staff Accounting Bulletin No. 107 (“SAB No. 107”) was issued to assist preparers by simplifying some of the implementation challenges of Statement No. 123R while enhancing the information that investors receive.  SAB No. 107 creates a framework that is premised on (a) considerable judgment will be required by preparers to successfully implement Statement No. 123R, specifically when valuing employee stock options; and (b) reasonable individuals, acting in good faith, may conclude differently on the fair value of employee stock options. Key topics covered by SAB No. 107 include (a) valuation models (SAB No. 107 reinforces the flexibility allowed by Statement No. 123R to choose an option-pricing model that meets the standard’s fair value measurement objective), (b) expected volatility (the SAB provides guidance on when it would be appropriate to rely exclusively on either historical or implied volatility in estimating expected volatility) and (c) expected term (the new guidance includes examples and some simplified approaches to determining the expected term under certain circumstances).  Cablevision will apply the principles of SAB No. 107 in conjunction with its adoption of Statement No. 123R.

In December 2004, the FASB issued Statement No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.  Statement 153 addresses the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.  Statement 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance.  Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished.  The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  The provisions of Statement 153 will be adopted for all nonmonetary exchanges initiated after July 1, 2005 and therefore had no impact to the consolidated financial statements for the three and six months ended June 30, 2005.

In March 2005, the FASB issued FASB Interpretation (“FIN”) No. 47, Accounting for Conditional Asset Retirement Obligations - An Interpretation of FASB Statement No. 143.  The FASB issued FIN 47 to address diverse accounting practices that developed with respect to the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and (or) method of settlement of the obligation are conditional on a future event.  FIN 47 concludes that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated.  FIN 47 is effective for the Company no later than December 31, 2005.  The Company has not yet determined the effect that the adoption will have on its financial position or results of operations.

In June 2005, the FASB issued Statement No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3.  The Statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle.  Statement 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable.  Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.  Statement 154 requires that a change in method of depreciation, amortization, or depletion for long-lived, nonfinancial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle.  Opinion 20 previously required that such a change be reported as a change in accounting principle.  Statement 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

NOTE 6.                                                 INCOME TAXES

The Company is a single-member limited liability company, wholly-owned by Rainbow Media Enterprises, Inc. (“RME”), a taxable corporation.  RME is a wholly-owned indirect subsidiary of Cablevision.  As such, the Company is treated as a division of RME for federal income tax purposes.  Accordingly, income taxes are provided based upon the provisions of FASB No. 109, Accounting for Income Taxes.

The income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns for the periods presented herein.

The income tax expense for the six months ended June 30, 2005 of $2,843 differs from the income tax expense derived from applying the statutory federal rate to pretax income due principally to the impact of non-deductible expenses, state taxes and a $6,014 deferred tax benefit resulting from a New York State tax law enacted in the second quarter of 2005.

The income tax expense for the six months ended June 30, 2004 of $29,358 differs from the income tax expense derived from applying the statutory federal rate to pretax income due principally to the impact of non-deductible expenses and state taxes.

Since there is no tax sharing agreement in place between the Company and Cablevision, current tax liabilities that the Company did not pay directly have been reflected as deemed contributions to the Company’s equity.  Such contributions amounted to $11,802 and $33,233 for the six months ended June 30, 2005 and 2004, respectively.

NOTE 7.                                                 INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at June 30, 2005 and December 31, 2004:

	June 30, 2005	December 31, 2004
Gross carrying amount of amortizable intangible assets
Affiliation agreements	$597,156	$597,156
Advertiser relationships	90,738	90,738
Other intangibles	8,713	8,713
	696,607	696,607

Accumulated amortization
Affiliation agreements	252,063	229,527
Advertiser relationships	21,745	16,821
Other intangibles	7,329	6,931
	281,137	253,279

Indefinite-lived intangible assets
Excess costs over the fair value of net assets acquired	22,367	22,367

Total intangibles	$437,837	$465,695

Aggregate amortization expense
Six months ended June 30, 2005 and year ended December 31, 2004	$27,858	$64,216

Estimated amortization expense
Year ending December 31, 2005		$55,716
Year ending December 31, 2006		55,716
Year ending December 31, 2007		54,396
Year ending December 31, 2008		53,796
Year ending December 31, 2009		52,487

There were no changes in the carrying amount of excess costs over the fair value of net assets acquired for the six months ended June 30, 2005.

NOTE 8.                                                 SEGMENT INFORMATION

The Company classifies its business interests into two reportable segments: AMC Networks (which comprises AMC and WE) and IFC.  These reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization and stock plan income or expense), a non-GAAP measure.  Information as to the operations of the Company’s business segments is set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues, net

AMC Networks	$115,709	$110,801	$230,957	$217,807
IFC	19,802	18,779	39,607	38,054
Total	$135,511	$129,580	$270,564	$255,861

Adjusted operating cash flow

AMC Networks	$46,249	$53,495	$103,411	$106,486
IFC	3,534	4,390	9,419	10,815
RNS Parent	(3)	—	(7)	—
Total	$49,780	$57,885	$112,823	$117,301

	June 30,	December 31,
	2005	2004
Total Assets
AMC Networks	$1,110,937	$1,205,738
IFC	208,557	174,545
RNS Parent	172,561	110,847
Deferred tax asset	1,461	1,563
Intersegment eliminations	(235,879)	(93,429)
	$1,257,637	$1,399,264

Beginning in the first quarter of 2005, the Company changed the presentation of intercompany balances in its segment total assets disclosures.  The balance between the segment and any Cablevision subsidiary outside of the Company is evaluated individually to determine if there is a net receivable or net payable.  Net receivables are included in the segments’ total assets and net payables are excluded from the segments’ total assets.  This change had no effect on consolidated total assets at December 31, 2004 since such amounts previously were included in Intersegment eliminations.

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues, net

Total revenue for reportable segments	$135,511	$129,580	$270,564	$255,861
Total consolidated revenue	$135,511	$129,580	$270,564	$255,861

Adjusted operating cash flow to income before income taxes

Total adjusted operating cash flow for reportable segments	$49,780	$57,885	$112,823	$117,301
Items excluded from adjusted operating cash flow:
Depreciation and amortization	(15,261)	(19,533)	(30,618)	(39,102)
Stock compensation plan expense	(1,982)	20	(2,047)	(606)
Interest expense	(29,947)	(202)	(59,068)	(292)
Interest income	826	36	1,319	52
Miscellaneous, net	(5)	(2)	(24)	(11)
Income before income taxes	$3,411	$38,204	$22,385	$77,342

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States.

Concentrations and Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade receivables.  Cash is invested in bank time deposits offered by financial institutions that have received the highest rating awarded by S&P and Moody’s.  The Company had two and three customers that accounted for approximately 26% and 38% of the Company’s consolidated net trade receivable balances at June 30, 2005 and December 31, 2004, respectively, which exposes the Company to a concentration of credit risk.  The Company had three customers that accounted for approximately 39% and 41% of the Company’s consolidated net revenue for the six months ended June 30, 2005 and 2004, respectively.

NOTE 9.                                                 DEBT

In August 2004, American Movie Classics Company LLC issued 3.5 million shares of redeemable preferred membership interests with an aggregate liquidation preference of $350,000 to Rainbow Media Holdings LLC, which was recorded as a deemed capital distribution.  In March 2005, the redeemable preferred membership interests were recontributed to a wholly-owned subsidiary of the Company and converted back to common membership interests in American Movie Classics Company LLC.  The impact of the elimination was to reduce debt by $350,000 and decrease member’s deficiency by the same amount in 2005.

NOTE 10.                                          LEGAL MATTERS

The Company is party to various lawsuits, some involving substantial amounts.  Although the outcome of these matters cannot be predicted with certainty, management does not believe that the resolution of these lawsuits will have a material adverse effect on the financial position, results of operations or liquidity of the Company.

Time Warner Litigation

On November 14, 2003, American Movie Classics Company LLC (“AMC”) filed an action against Time Warner Entertainment, L.P. in New York State Supreme Court for declaratory relief and damages caused by Time Warner’s anticipatory repudiation of its cable television affiliation agreement with AMC. AMC filed that action as a result of Time Warner’s notice purporting to terminate the contract based upon Time Warner’s allegation that AMC had changed its programming. AMC sought a declaratory judgment that it is entitled to full performance of the agreement, and, at its option, is entitled to rescind the agreement and recover damages.  Time Warner filed an answer and counterclaims in December 2003 seeking, among other things, a declaratory judgment as to its right to terminate the affiliation agreement, an injunction requiring AMC to deliver a classic films channel and damages for an alleged breach of contract.  Both parties filed motions for summary judgment.  On July 8, 2005, the trial court granted Time Warner’s summary judgment motion as to liability (reserving the issue of damages for trial) and as to its right to a declaration that it may terminate the affiliation agreement, and the court dismissed AMC’s complaint.  On July 28, 2005, the parties informed the court that they had reached a settlement in principle of the case. The court directed the parties to appear for a conference on September 12, 2005 if the settlement has not been documented by that date.  The parties are currently working on finalizing and documenting the settlement agreement.  No assurance can be given that a settlement agreement will be finalized.  However, if the Company does not reach an agreement with Time Warner, the Company’s business could be materially and adversely affected.

Broadcast Music, Inc. and the American Society of Composers Matter

Broadcast Music, Inc. (“BMI”) and the American Society of Composers, Authors and Publishers (“ASCAP”), organizations which license the performance of musical compositions of respective members, allege that certain of the Company’s subsidiaries require a license to exhibit musical compositions in their respective catalogs. BMI and ASCAP have each agreed to interim fees based on revenues covering certain periods for certain subsidiaries. These matters have been submitted to a Federal Rate Court, and are subject to retroactive adjustment either at such time as a final decision is made by the Court or an agreement is reached by the parties.

Accounting Related Investigations

The improper expense recognition previously reported by Cablevision has been the subject of investigations by the Securities and Exchange Commission and the U.S. Attorney’s Office for the Eastern District of New York.  The Securities and Exchange Commission is also continuing to investigate Cablevision’s timing of recognition of launch support, marketing and other payments under affiliation agreements.

NOTE 11.                                          DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company’s debt instruments are summarized as follows:

	June 30, 2005
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$598,500	$598,500
Senior notes	298,072	323,408
Senior subordinated notes	496,426	565,926
	$1,392,998	$1,487,834

	December 31, 2004
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$600,000	$600,000
Senior notes	297,938	318,794
Senior subordinated notes	496,231	553,298
Preferred membership interests	350,000	350,000
	$1,744,169	$1,822,092

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE 12.                                          OTHER MATTERS

On June 19, 2005, Cablevision received a proposal from the Dolan Family Group to acquire the outstanding, publicly-held interests in Cablevision following a pro-rata distribution to all Cablevision stockholders of Rainbow Media Holdings LLC, the indirect parent of the Company, (which includes Cablevision’s programming operations and Madison Square Garden).  Cablevision’s Board of Directors appointed a special transaction committee of independent directors to review the proposal. The special transaction committee has retained Lehman Brothers Inc. and Morgan Stanley as its financial advisors and Willkie Farr & Gallagher LLP as its legal counsel.